As filed with the Securities and Exchange Commission on June 30, 2005.

Registration No. 333-75188

_____________________________________________________________________________________________________________________________________________________________________________________________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_____________________________________________________________________________________________________________________________________________________________________________________________

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	13-2721761
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

150 Thorn Hill Drive

Warrendale, Pennsylvania 15086-7528

(Address of Registrant's principal executive offices including zip code)

AMERICAN EAGLE OUTFITTERS, INC.

1999 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Neil Bulman, Jr., Esq.

Vice President and General Counsel

American Eagle Outfitters, Inc.

150 Thorn Hill Drive

Warrendale, Pennsylvania 15086-7528

(724) 779-6698

(Name, address and telephone number of agent for service)

Copies of Correspondence to:

Robert J. Tannous, Esq.

Porter, Wright, Morris & Arthur LLP

41 South High Street

Columbus, Ohio 43215

(614) 227-1953

EXPLANATORY STATEMENT

A total of 9,000,000 shares (22,000,000 shares as adjusted for stock splits which occurred on February 26, 2001, and March 8, 2005) of our common stock were registered in connection with the American Eagle Outfitters, Inc. 1999 Stock Incentive Plan (the "1999 Plan") by two separate registration statements on Form S-8 as follows:

  4,000,000 shares were registered by a registration statement on Form S-8, filed April 14, 2000, File No. 333-34748 (the "2000 Form S-8"); and
  5,000,000 shares were registered by a registration statement on Form S-8, filed December 14, 2001, File No. 333-75188 (the "2001 Form S-8").

On June 15, 2005, our stockholders approved the American Eagle Outfitters, Inc. 2005 Stock Award and Incentive Plan (the "2005 Plan"), which replaces the 1999 Plan. Of the 9,000,000 shares originally registered in connection with the 1999 Plan, 250,000 have not been issued and are not subject to issuance upon exercise of outstanding awards granted under the 1999 Plan.

Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 123-124 of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations, dated July 1997 (see G. Securities Act Forms, number 89), 250,000 shares of our common stock registered on the 2001 Form S-8 are carried forward to, and deemed covered by, the registration statement on Form S-8 filed on or about the date hereof in connection with the 2005 Plan (the "2005 Form S-8").

In addition to the 250,000 shares being carried forward to the 2005 Form S-8 on or about the date hereof, approximately 9,713,166 shares registered in connection with the 1999 Plan have not been issued but may be issued in accordance with the terms of the 1999 Plan. In the event any of these approximately 9,713,166 shares are not issued in connection with the 1999 Plan, we intend to periodically file additional post effective amendments to the 2000 Form S-8 and/or the 2001 Form S-8, and the 2005 Form S-8 carrying forward such shares for issuance in connection with the 2005 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Number		Description
4(a)

American Eagle Outfitters, Inc. 1999 Stock Incentive Plan, as amended (previously filed as Appendix B to Definitive Proxy Statement (File No. 000-23760) filed with the Securities and Exchange Commission on May 2, 2001, and incorporated herein by reference).

4(b)

Second Amended and Restated Certificate of Incorporation of American Eagle Outfitters, Inc., as amended (previously filed as Exhibit 4(b) to Registration Statement on Form S-8 (File No. 333-121641) filed December 23, 2004, and incorporated herein by reference).

4(c)		Amended and Restated Bylaws (previously filed as Exhibit 3.2 to Registration Statement on Form S-4 (File No. 333-68609) filed December 9, 1998, as amended, and incorporated herein by reference).
5

Opinion of Porter, Wright, Morris & Arthur LLP regarding legality (Exhibit 5 to Form S-8 Registration Statement, dated December 14, 2001 (Registration No. 333-75188), and incorporated herein by reference).

15	*	Acknowledgement of Independent Registered Public Accounting Firm.
23(a)		Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 to Form S-8 Registration Statement, dated December 14, 2001 (Registration No. 333-75188), and incorporated herein by reference).
23(b)	*	Consent of Independent Registered Public Accounting Firm.
24	*	Powers of Attorney.
* Filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrendale, Commonwealth of Pennsylvania, on June 30, 2005.

AMERICAN EAGLE OUTFITTERS, INC.

/s/ James V. O'Donnell

James V. O'Donnell, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, as amended, has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ James V. O'Donnell James V. O'Donnell	Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2005
/s/ Roger S. Markfield Roger S. Markfield	Vice-Chairman, President and Director	June 30, 2005
/s/ Laura A. Weil Laura A. Weil	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 30, 2005
/s/ Dale E. Clifton Dale E. Clifton	Vice President, Controller, and Chief Accounting Officer (Principal Accounting Officer)	June 30, 2005
*Jay L. Schottenstein Jay L. Schottenstein	Chairman of the Board and Director	June 30, 2005
*Jon P. Diamond Jon P. Diamond	Director	June 30, 2005
*Michael G. Jesselson Michael G. Jesselson	Director	June 30, 2005
*Robert R. McMaster Robert R. McMaster	Director	June 30, 2005
*Janice E. Page Janice E. Page	Director	June 30, 2005
*Gerald E. Wedren Gerald E. Wedren	Director	June 30, 2005
*Larry M. Wolf Larry M. Wolf	Director	June 30, 2005

*  By:    /s/ Laura A. Weil

                Laura A. Weil, attorney-in-fact for each

                of the persons indicated

Registration No. 333-75188

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Eagle Outfitters, Inc.

EXHIBITS

EXHIBIT INDEX
Exhibit Number		Exhibit Description
4(a)

American Eagle Outfitters, Inc. 1999 Stock Incentive Plan, as amended (previously filed as Appendix B to Definitive Proxy Statement (File No. 000-23760) filed with the Securities and Exchange Commission on May 2, 2001, and incorporated herein by reference).

4(b)

Second Amended and Restated Certificate of Incorporation of American Eagle Outfitters, Inc., as amended (previously filed as Exhibit 4(b) to Registration Statement on Form S-8 (File No. 333-121641) filed December 23, 2004, and incorporated herein by reference).

4(c)		Amended and Restated Bylaws (previously filed as Exhibit 3.2 to Registration Statement on Form S-4 (File No. 333-68609) filed December 9, 1998, as amended, and incorporated herein by reference).
5

Opinion of Porter, Wright, Morris & Arthur LLP regarding legality (Exhibit 5 to Form S-8 Registration Statement, dated December 14, 2001 (Registration No. 333-75188), and incorporated herein by reference).

15	*	Acknowledgement of Independent Registered Public Accounting Firm.
23(a)		Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 to Form S-8 Registration Statement, dated December 14, 2001 (Registration No. 333-75188), and incorporated herein by reference).
23(b)	*
Consent of Independent Registered Public Accounting Firm.

24	*
Powers of Attorney.

________________

* Filed herewith.